UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 23, 2010 (July 22, 2010)
NxSTAGE MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51567	04-3454702
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

439 South Union Street, 5th Floor
Lawrence, MA	01843
(Address of principal executive offices)	(Zip Code)
(978) 687-4700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Amended and Restated National Service Provider Agreement
     On July 22, 2010 (the “Effective Date”), NxStage Medical, Inc. (“NxStage”) entered into a First Amended and Restated National Service Provider Agreement (the “Agreement”) with DaVita Inc. (“DaVita”), NxStage’s largest customer. This Agreement covers use of NxStage’s products for home hemodialysis in the United Sates. The Agreement supersedes the National Service Provider Agreement dated as of February 7, 2007, as amended (the “Original Agreement”), by and between NxStage and DaVita. Pursuant to the terms of the Agreement, NxStage will continue to supply the NxStage System One and related supplies for home hemodialysis therapy to DaVita. Under the Agreement, DaVita commits to continue to purchase, rather than rent, nearly all of its future System One equipment needs.
     The Agreement includes a modest increase to DaVita’s pricing from the levels under the Original Agreement, and continues DaVita’s right to receive most favored nations pricing for the System One and related supplies for home hemodialysis therapy, subject to certain requirements, including DaVita achieving certain System One home patient growth targets. In addition, under the new Agreement, DaVita may earn, in lieu of a cash rebate, warrants to purchase NxStage Common Stock (as described under “the Warrant” below) based upon the achievement of certain System One home patient growth targets (reflecting home patients who have remained on contiguous home hemodialysis therapy for at least three full months), and which further require DaVita to continue to grow its home patient census every six months during the term of the Agreement. The Agreement provides for a range of warrant levels that may be earned based on DaVita and NxStage System One home patient targets. Under this tiered rebate structure, DaVita would be required to grow its net patients on the NxStage System One at a compounded annual growth rate of approximately 20 percent, from its current level, to receive the lowest level of warrants during each of the three years. Achieving the highest level of warrants will require a significant increase above that. The warrant-based rebate structure preserves NxStage’s cash, and provides for the issuance of shares upon the exercise of any warrants earned only if patient access to home hemodialysis with the System One is materially expanded.
     The Agreement has a term from the Effective Date through June 30, 2013, which term will be automatically extended on a monthly basis unless terminated by either party pursuant to the Agreement. Prior to June 30, 2013, either party may terminate the Agreement (i) if the other party becomes the subject of bankruptcy or similar proceedings, (ii) if a party loses its eligibility to bill for services under the Medicare or Medicaid programs, (iii) upon a breach by the other party of the Agreement which remains uncured after notice thereof, or (iv) upon a breach by the other party of its confidentiality obligations. Upon termination, NxStage will be required to continue to sell System One supplies for home hemodialysis therapy to DaVita for a certain period of time at pricing and on terms consistent with those provided by NxStage to its other customers buying quantities similar to those DaVita purchases. Under the Agreement, NxStage makes representations and warranties customary for transactions of this nature, and NxStage and DaVita each has customary indemnification obligations to the other for losses incurred by third parties under certain circumstances.
Warrant
     On the Effective Date, NxStage issued to DaVita a warrant (the “Warrant”), which, subject to the achievement of certain System One home patient growth targets achieved at June 30, 2011, 2012 and 2013 (each, a “Warrant Year”), is exercisable for up to a cumulative total of 5,500,000 shares (the “Shares”) of common stock, par value $0.001 per share, of NxStage (“Common Stock”), at an initial exercise price of $14.22 per Share, such number of Shares and initial exercise price to be adjusted for stock splits, stock dividends, recapitalizations, and the like. The exercise price per Share is equal to the trailing fifteen day volume weighted average price of a share of NxStage Common Stock on the NASDAQ Global Market as of the close of business on July 21, 2010. The number of shares for which the Warrant will become exercisable for each Warrant Year will be determined based upon a range of System One home patient growth targets both for DaVita and NxStage for that Warrant Year, up to a maximum of 1,675,000 Shares for the 2011 Warrant Year, 1,850,000 Shares for the 2012 Warrant Year (plus up to an additional 1,425,000 Shares if DaVita fails to achieve the growth targets for the 2011 Warrant Year, but achieves the corresponding targets for the 2012 Warrant Year) and 1,975,000 Shares for the 2013 Warrant Year (plus an additional amount of up to 1,600,000 Shares if DaVita fails to achieve the growth targets for the 2012 Warrant Year, but achieves the corresponding targets for the 2013 Warrant Year), provided, however, that in no event will the Warrant become exercisable for more than 5,500,000 shares. DaVita’s right to exercise the Warrant will terminate on (i) June 30, 2013 with respect to any Shares for which the Warrant becomes exercisable based on patient numbers as of June 30, 2011 or June 30, 2012 and (ii) December 31, 2013 with respect to any Shares for which the Warrant becomes exercisable based on patient numbers as of June 30, 2013. The Warrant is non-transferable and must be exercised in cash.
Registration Rights Agreement
     In connection with the issuance of the Warrant, NxStage and DaVita entered into a Registration Rights Agreement (the “Registration Rights Agreement”) on the Effective Date. Pursuant to the Registration Rights Agreement, subject to certain conditions, NxStage has agreed to file, on or prior to April 1, 2011, a registration statement on Form S-3 with respect to the resale by DaVita of any Shares issued to DaVita under the Warrant. NxStage is required to use its best efforts to cause the registration statement to be declared effective as promptly as possible after the filing but in any event not later than (i) July 30, 2011 or (ii) the date on which any Shares become exercisable and vested under the Warrant, whichever is later. NxStage is further required to use commercially reasonable efforts to keep such registration statement continuously effective until such time as all of the registrable securities covered by such registration statement (i) have been publicly sold or (ii) may be sold pursuant to Rule 144 without restrictions, whichever is earlier. In the Registration Rights Agreement, DaVita has also agreed to a standstill with respect to NxStage Common Stock until the earlier of the date on which all Shares issued under the Warrant have been sold to any person not affiliated with DaVita or December 31, 2013.

     The foregoing summaries are qualified in their entirety by reference to the Agreement, the Warrant and the Registration Rights Agreement, each of which will be filed as an exhibit to NxStage’s Quarterly Report on Form 10-Q for the period ended June 30, 2010.
Item 3.02. Unregistered Sales of Equity Securities.
     The information contained in Item 1.01 above with respect to the sale and issuance of the Warrant and related Shares (if any) to DaVita is incorporated herein by reference.
     NxStage is issuing the Warrant and Shares (if any) to DaVita in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended, set forth in Section 4(2) promulgated thereunder relative to sales by an issuer not involving any public offering.
Item 7.01. Regulation FD Disclosure
     On July 23, 2010, NxStage issued a press release announcing entry into the Agreement, a copy of which press release is furnished herewith as Exhibit 99.1 to this Current Report. The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as otherwise stated in such filing.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits:

Exhibit
No.	Description

99.1	Press release issued by NxStage Medical, Inc. on July 23, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

NxStage Medical, Inc.
Date: July 23, 2010	By:	/s/ Jeffrey H. Burbank
Jeffrey H. Burbank
President and Chief Executive Officer